UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported) November 15, 2006

	Registrant, State of Incorporation, Address of	I.R.S. Employer
Commission File	Principal Executive Offices and Telephone	Identification
Number	Number	Number

1-08788	SIERRA PACIFIC RESOURCES	88-0198358
Nevada
P.O. Box 10100 (6100 Neil Road)
Reno, Nevada 89520-0400 (89511)
(775) 834-4011

2-28348	NEVADA POWER COMPANY	88-0420104
Nevada
6226 West Sahara Avenue
Las Vegas, Nevada 89146
(702) 367-5000
None

(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
Signatures
EX-99.1 Press Release dated Novemeber 15, 2006

Item 8.01   Other Events
     On November 15, 2006, Nevada Power Company (NPC), a wholly owned subsidiary of Sierra Pacific Resources (SRP), filed its legally required General Rate Case (GRC) with the Public Utilities Commission of Nevada (PUCN). The filing, which reflects NPC’s investment of more than $1.3 billion in infrastructure to serve the electricity needs of its customers, requests an 8% overall rate increase. If NPC’s proposal is approved by the PUCN, the typical residential customer using 1250 kilowatt hours could expect to pay approximately $17.50 more per month beginning in June 2007. As part of the filing, NPC is requesting that the PUCN set a return on equity of 11.4%.
     A copy of the press release announcing the GRC filing is filed herewith as Exhibit 99.1.
Item 9.01   Financial Statements and Exhibits.
(c) Exhibits.
     99.1 Press Release dated November 15, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have each duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

Sierra Pacific Resources (Registrant)
Date: November 17, 2006	By:	/s/ John E. Brown
John E. Brown
Controller

Nevada Power Company (Registrant)
Date: November 17, 2006	By:	/s/ John E. Brown
John E. Brown
Controller